Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-23695) pertaining to the Amended and Restated Incentive Compensation Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-24185) pertaining to the Directors Stock Option Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-48761) pertaining to the 1997 Stock Option Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-55156) pertaining to the 2000 Nonstatutory Stock Option Plan of Stericycle, Inc., in the Registration Statement on Form S-8 (Registration No. 333-66542) pertaining to the Directors Stock Option Plan of Stericycle, Inc., (Amended and Restated), in the Registration Statement on Form S-8 (Registration No. 333-66544) pertaining to the 2001 Employee Stock Purchase Plan of Stericycle, Inc., in the Registration Statement S-3 (Registration No. 333-102144) pertaining to the registration of 438,063 shares, in the Registration Statement on Form S-8 (Registration No. 333-102097) pertaining to the Third Amendment to 2000 Nonstatutory Stock Option Plan of Stericycle, Inc., and in the Registration Statement on Form S-8 (Registration No. 333-127353) pertaining to the 2005 Incentive Stock Plan of Stericycle, Inc., of our reports dated February 27, 2008, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Stericycle, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

Chicago, Illinois

February 27, 2008